UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On December 20, 2021, the Board of Directors (the “Board”) of Performance Food Group Company (the “Company”) elected Craig Hoskins to serve as the Company’s President and Chief Operating Officer effective as of January 1, 2022. Mr. Hoskins, age 59, previously served as Executive Vice President of the Company and President and Chief Executive Officer of the Company’s Foodservice business since January 2019, having previously served as President and Chief Executive Officer of PFG Customized Distribution and a Senior Vice President of the Company from January 2012 to January 2019. George Holm will remain as the Company’s Chairman and Chief Executive Officer.

On December 20, 2021, the Board also elected Patrick Hagerty as the Company’s Executive Vice President and Chief Commercial Officer effective as of January 1, 2022. Mr. Hagerty, age 62, previously served as the Company’s Executive Vice President and President and Chief Executive Officer of Vistar since January 2018, having previously served as a Senior Vice President of the Company and President and Chief Executive Officer of Vistar since September 2008.

Compensation Changes

In connection with the foregoing management changes, effective as of January 1, 2022, the Compensation and Human Resources Committee of the Board (the “Compensation Committee”) approved an increase in Mr. Hoskins’ base salary to $578,000 per year and approved a $1,000,000 equity grant comprised 60% of performance shares and 40% of time-based restricted stock. For the performance shares, 100% of the award will be earned based on the achievement of total shareholder return relative to companies in the S&P MidCap 400 Index that are public throughout the entire three-year performance period from July 4, 2021 to June 30, 2024. For the time-based restricted stock, one third of the shares will vest on each anniversary of the date of grant. In addition, effective as of January 1, 2022, the Compensation Committee increased Mr. Hagerty’s base salary to $578,000 per year and approved a $1,000,000 grant of time-based restricted stock that will vest in two equal installments on January 1, 2024 and January 2, 2025.

Other than the compensation arrangement described above, there is no arrangement or understanding between Mr. Hoskins or Mr. Hagerty and any other person pursuant to which either was selected as an executive officer. There are no family relationships between either Mr. Hoskins or Mr. Hagerty and any director or other executive officer of the Company. Neither Mr. Hoskins nor Mr. Hagerty has any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On December 21, 2021, the Company issued a press release announcing the management changes discussed above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Performance Food Group Company

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: December 22, 2021	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary